                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.




                                                         /s/ ARTHUR ANDERSEN LLP


Washington, D.C.,
  June 25, 1996